UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017

Owens Corning

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33100

Delaware	43-2109021
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Owens Corning Parkway

Toledo, OH 43659

(Address of principal executive offices, including zip code)

419-248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 – Other Events.

Owens Corning (the “Company”) announced earlier today that it has entered into a settlement agreement with TopBuild Corp. (“TopBuild”) in connection with a commercial breach of contract dispute from second quarter of 2016. The settlement with TopBuild will result in a payment to the Company of $30 million in cash and a dismissal of the lawsuit filed in connection with the dispute. A copy of today’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference

Item 9.01 – Financial Statements and Exhibits

Exhibit Number	Description

99.1	Owens Corning Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: May 5, 2017	By:	/s/ Raj Dave
Raj Dave
Vice President, Corporate Law and Assistant Secretary

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